                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR QUARTERS ENDED SEPTEMBER 30, 1994 AND 1993
                                                                      EXHIBIT 11
        (In millons except  per share amounts)

                                                               1994       1993
                                                             --------   --------
PRIMARY:

 Weighted average shares outstanding                              51         50
 Additional shares assuming
  exercise of stock options                                        *          *
                                                             --------   --------
   Average shares outstanding as adjusted                         51         50
                                                             ========   ========

 Income  before cumulative effect of
  changes in accounting principles                         $      72  $      60
 Preferred dividends series C                                    (20)       (20)
 Preferred dividends series B                                     (2)        (7)
                                                             --------   --------
 Income  before cumulative effect of
  changes in accounting principles
  attributable to primary  shares                                 50         33
 Cumulative effect of changes in accounting principles           114          -
                                                             --------   --------
 Net income  attributable to primary shares                 $    164   $     33
                                                             ========   ========

 Primary earnings  per share before
  cumulative effect of changes in accounting principles     $   1.00   $   0.65
 Cumulative effect of changes in accounting principles          2.25          -
                                                             --------   --------
 Primary earnings  per share                                $   3.25   $   0.65
                                                             ========   ========
FULLY DILUTED:
 Weighted average shares outstanding                              51         50
 Additional shares assuming:
  Conversion of series C convertible preferred stock              17         17
  Conversion of series B ESOP convertible
   preferred stock                                                 2          6
  Conversion of 3.23% convertible subordinated notes              10         10
  Exercise of stock options                                        *          *
                                                             --------   --------
   Average shares outstanding as adjusted                         80         83
                                                             ========   ========

 Income  before cumulative effect of
  changes in accounting principles                          $     72   $     60
 Interest on 3.23% convertible subordinated
  notes net of taxes                                               8          8
 Additional required ESOP contribution
  assuming conversion of series
  B ESOP convertible preferred stock                              (1)        (5)
                                                             --------   --------
 Income  before cumulative effect of
  changes in accounting principles                                79         63
 Cumulative effect of changes in accounting principles           114          -
                                                             --------   --------
 Net income  attributable to fully
  diluted common shares                                     $    193   $     63
                                                             ========   ========
 Fully diluted earnings  per common share
  before cumulative effect of changes in
  accounting principles                                     $   0.99   $   0.76
 Cumulative effect of changes in accounting principles          1.43          -
                                                             --------   --------
 Fully diluted earnings common share                        $   2.42   $   0.76
                                                             ========   ========

 *Antidilutive